WAIVER

This **WAIVER** is made as of December 31, 2008, by and between NeoMedia Technologies, Inc., a Delaware corporation having its principal place of business at Two Concourse Parkway, Suite 500, Atlanta, Georgia 30328 (the "Company") and YA Global Investments, L.P. ("YA Global" and together with the Company, the "Parties" and each, a "Party"), having its principal place of business at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302.

RECITALS:

WHEREAS, the Parties have entered into that certain Investment Agreement (the "Investment Agreement") and those certain Transaction Documents (as such term is defined in the Investment Agreement), dated February 17, 2006, pursuant to which the Company issued and sold to YA Global $27,000,000 of the Company's Series C preferred shares ("Series C Preferred"), which are convertible into shares of the Company's common stock, par value $0.01 per share ("Common Stock") in accordance with the terms of that certain Certificate of Designations of the Series C Preferred as filed with the Secretary of State of the State of Delaware on or about February 17, 2006 (the "Designations"); and

WHEREAS, in connection with the Investment Agreement, the Parties also executed that certain Investor Registration Rights Agreement, of even date with the Investment Agreement (as amended by a Master Amendment Agreement entered into on March 27, 2007 in connection with the March SPA, the "February RRA") pursuant to which the Company was obligated to file a registration statement covering certain Registrable Securities (as defined in the February RRA) on the terms set forth therein; and

WHEREAS, the Parties hereby acknowledge and agree that the Company is not in compliance with the February RRA due to the fact that the Company failed to file a registration statement covering the Registrable Securities (as defined in the February RRA) with the U.S. Securities and Exchange Commission (the "SEC") by June 1, 2006 ("Noncompliance Event #1"); and

WHEREAS, the Parties hereby acknowledge and agree that Noncompliance Event #1 may be considered an event of default under Section 5.1(a)(i) of the Designations and under Section 11.2 of the Investment Agreement; and

WHEREAS, the Parties entered into that certain Securities Purchase Agreement (the "August 2006 SPA") and those certain Transaction Documents (as such term is defined in the August 2006 SPA), dated August 24, 2006, pursuant to which the Company issued to YA Global a secured convertible debenture (the "August 2006 CD") in the principal amount of $5,000,000; and

WHEREAS, in connection with the August 2006 SPA, the Parties also executed that certain Investor Registration Rights Agreement, of even date with the August 2006 SPA (as amended by a Master Amendment Agreement entered into on March 27, 2007 in connection with the March SPA, the "August 2006 RRA") pursuant to which the Company was obligated to file a

registration statement covering certain Registrable Securities (as defined in the August 2006 RRA) on the terms set forth therein; and

WHEREAS, the Parties hereby acknowledge and agree that the Company is not in compliance with the August 2006 RRA due to the fact that the Company's registration statement covering the Registrable Securities (as defined in the August 2006 RRA) was not declared effective by the SEC by November 22, 2006 ("Noncompliance Event #2"); and

WHEREAS, the Parties hereby acknowledge and agree that Noncompliance Event #2 may be considered an event of default under Section 2(a)(ii) of the August 2006 CD; and

WHEREAS, the Parties entered into that certain Securities Purchase Agreement (the "December SPA") and those certain Transaction Documents (as such term is defined in the December SPA), dated December 29, 2006, pursuant to which the Company issued to YA Global a secured convertible debenture (the "December CD") in the principal amount of $2,500,000; and

WHEREAS, in connection with the December SPA, the Parties also executed that certain Investor Registration Rights Agreement, of even date with the December SPA (as amended by a Master Amendment Agreement entered into on March 27, 2007 in connection with the March SPA, the "December RRA") pursuant to which the Company was obligated to file a registration statement covering certain Registrable Securities (as defined in the December RRA) on the terms set forth therein; and

WHEREAS, the Parties hereby acknowledge and agree that the Company is not in compliance with the December RRA due to the fact that the Company's registration statement covering the Registrable Securities (as defined in the December RRA) was not timely filed with or declared effective by the SEC in accordance with the December RRA ("Noncompliance Event #3"); and

WHEREAS, the Parties hereby acknowledge and agree that Noncompliance Event #3 may be considered an event of default under Section 2(a)(ii) of the December CD and Section 2(a)(vii) of the December CD; and

WHEREAS, the Parties entered into that certain Securities Purchase Agreement (the "March SPA") and those certain Transaction Documents (as such term is defined in the March SPA), dated March 27, 2007, pursuant to which the Company issued to YA Global a secured convertible debenture (the "March CD") in the principal amount of $7,458,651; and

WHEREAS, in connection with the March SPA, the Parties also executed that certain Master Amendment Agreement, of even date with the March SPA (the "Master RRA") pursuant to which the Company was obligated to file an amended Registration Statement on Form S-3 (the "Registration Statement") on or before April 12, 2007 and have such Registration Statement declared effective by the SEC not later than May 10, 2007; and

WHEREAS, the Parties hereby acknowledge and agree that the Company is not in compliance with the Master RRA due to the fact that the Registration Statement was not timely

filed with or declared effective by the SEC in accordance with the Master RRA ("Noncompliance Event #4"); and

WHEREAS, the Parties hereby acknowledge and agree that as a result of Noncompliance Event #4, liquidated damages continued to accrue under the February RRA, the August 2006 RRA and the December RRA through the date of effectiveness with the SEC (the "Liquidated Damages"); and

WHEREAS, the Parties hereby acknowledge and agree that the Registration Statement was declared effective by the SEC on or about November 7, 2007, fully satisfying, with the exception of the payment of any and all Liquidated Damages, all covenants and obligations of the Company under the February RRA, the August 2006 RRA, the December RRA and the Master RRA; and

WHEREAS, the Parties hereby acknowledge and agree that Noncompliance Event #4 may also be considered an event of default under Section 2(a)(ix) of the March CD; and

WHEREAS, the Parties entered into that certain Securities Purchase Agreement (the "August 2007 SPA") and those certain Transaction Documents (as such term is defined in the August 2007 SPA), dated August 24, 2007, pursuant to which the Company issued to YA Global a secured convertible debenture (the "August 2007 CD") in the principal amount of $1,775,000; and

WHEREAS, the Parties hereby acknowledge and agree that the Company is not in compliance with the August 2007 SPA due to the fact that the Company failed to sell the Company's MicroPaint and Triton business units prior to September 30, 2007 ("Noncompliance Event #5"); and

WHEREAS, the Parties hereby acknowledge and agree that Noncompliance Event #5 may be considered an event of default under Section 2(a)(ix) of the August 2007 CD; and

WHEREAS, the Company issued to YA Global that certain Secured Convertible Debenture (the "April CD"), dated April 11, 2008, in the principal amount of $390,000; and

WHEREAS, the Company issued to YA Global that certain Secured Convertible Debenture (the "May I CD"), dated May 16, 2008, in the principal amount of $500,000; and

WHEREAS, the Company issued to YA Global that certain Secured Convertible Debenture (the "May II CD"), dated May 30, 2008, in the principal amount of $790,000; and

WHEREAS, the Company issued to YA Global that certain Secured Convertible Debenture (the "July I CD"), dated July 10, 2008, in the principal amount of $137,750; and

WHEREAS, the Parties entered into that certain Securities Purchase Agreement (the "July II SPA") and those certain Transaction Documents (as such term is defined in the July II SPA), dated July 29, 2008, pursuant to which the Company issued to YA Global (a) a secured convertible debenture (the "July II CD") in the principal amount of $2,325,000 on July 29, 2008

and (b) a secured convertible debenture (the "October CD") in the principal amount of $2,325,000 on October 28, 2008; and

WHEREAS, the Parties hereby agree and acknowledge that the Company may not be in compliance with Section 4.4(c) of the Designations, which states that in the event the Company does not have sufficient number of shares of authorized and unissued Common Stock necessary to satisfy the full conversion of the shares of Series C Preferred, then the Company shall call and hold a meeting of the stockholders within thirty (30) calendar days of such occurrence for the sole purpose of increasing the number of authorized, and that the Board of Directors of the Company shall recommend to the stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of the proposal ("Noncompliance Event #6"); and

WHEREAS, the Parties hereby acknowledge and agree that Noncompliance Event #6 may be considered an event of default under Section 11.2 of the Investment Agreement and under Section 5.1(a)(i) of the Designations; and

WHEREAS, the Parties hereby agree and acknowledge that the Company may not be in compliance with (a) Sections 3(c)(vii) and 3(d)(i) of the August 2006 CD and the December CD and (b) Sections 4(d)(i) and (iii) of the March CD, the August 2007 CD, the April CD, the May I CD, the May II CD, the July I CD, the July II CD and the October CD, each Section of which states that the Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts thereunder (collectively, "Noncompliance Event #7"); and

WHEREAS, the Parties hereby agree and acknowledge that Noncompliance Event #7 may be considered an event of default under Section 2(a)(ii) of the August 2006 CD and the December CD, and Section 2(a)(ix) of the March CD, the August 2007 CD, the April CD, the May I CD, the May II CD, the July I CD, the July II CD and the October CD; and

WHEREAS, each of the (i) Investment Agreement, (ii) the Designations and (iii) the August 2006 CD, the December CD, the March CD, the August 2007 CD, the April CD, the May I CD, the May II CD, the July I CD, the July II CD and the October CD (collectively, the "Debentures") each contain a provision deeming it to be an event of default if the Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created, and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable (the "Acceleration Default");

WHEREAS, the Investment Agreement, the Designations, the Debentures and all agreements made or delivered in connection therewith, including, without limitation, any and all warrants issued by the Company to YA Global as of the date hereof and all "Transaction Documents" as such term is defined in each of the Investment Agreement, the Designations and

the Debentures, are collectively hereinafter referred to as the "Financing Instruments" and each, a "Financing Instrument"; and

WHEREAS, Noncompliance Events #1 through #7, together with any and all other known events of noncompliance by the Company as of the date hereof under any of the Financing Instruments are collectively hereinafter referred to as the "Noncompliance Events"; and

WHEREAS, for the avoidance of doubt, the Parties hereby acknowledge and agree that the Noncompliance Events are the only events of noncompliance known by the Parties to exist as of the date hereof; and

WHEREAS, the Company desires to obtain from YA Global an irrevocable waiver of each of the Noncompliance Events and all corresponding defaults arising from the Noncompliance Events under the Financing Instruments, including, without limitation, the Liquidated Damages and any and all cross defaults under the Financing Instruments (collectively, the "Defaults") on the terms and conditions set forth herein below; and

WHEREAS, based on the foregoing, YA Global is willing to grant to the Company an irrevocable waiver of each of the Defaults on the terms and conditions set forth herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Recitals. The Recitals herein above are hereby incorporated into this Waiver as if fully stated herein.

2. Waiver. Subject to Section 3 herein below, YA Global hereby waives the right to collect any and all liquidated damages, penalties and/or fines which have not previously been paid by the Company to YA Global, including, without limitation, the Liquidated Damages (whether in shares of Common Stock, preferred stock or cash), accrued to the date hereof, arising from any currently existing Default under any of the Financing Instruments. Notwithstanding this waiver on the currently existing Defaults and the waiver of the accrued liquidated damages, penalties and/or fines, including, without limitation, the Liquidated Damages (whether in shares of Common Stock, preferred stock or cash), nothing herein shall prohibit or prevent YA Global from declaring a default under the Financing Instruments or demanding and collecting liquidated damages, penalties and/or fines (whether in shares of Common Stock, preferred stock or cash) for any defaults that may occur under the Financing Agreements subsequent to the date hereof that do not derive from any currently existing Default.

3. Authorized Shares. The Parties hereby acknowledge and agree that Noncompliance Events #6 and #7 are events which cannot be immediately cured and shall continue to cause the Company, by virtue of the passage of time, to be noncompliant. Therefore, the Parties hereby agree that the Company and YA Global shall execute a Master Amendment

Agreement not later than ten (10) business days following the execution of this Agreement by both Parties whereby the Parties shall amend each such relevant provision in the Financing Instruments to state that in the event the Company does not have sufficient authorized shares of Common Stock in accordance with the terms of the relevant Financing Instrument, the Company shall increase such authorized shares upon the written request of YA Global.

4. Acceleration Default. The Parties hereby acknowledge and agree that an Acceleration Default has not occurred under any of the Financing Instruments as of the date of this Waiver in light of the fact that no indebtedness of the Company has been declared due and payable prior to the date on which it would otherwise become due and payable.

5. Registration Rights. The Parties hereby acknowledge and agree that as of the date of this Agreement, the Company is under no obligation to file any registration statement under any of the Financing Instruments, including, without limitation, the February RRA, the August 2006 RRA, the December RRA and the Master RRA; provided, however, that YA Global has demand rights under certain Financing Instruments which shall require the Company to file registration statements in accordance with the terms of those certain Financing Instruments.

6. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver and Consent shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each Party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and Consent and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

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IN WITNESS WHEREOF, this Consent has been executed under seal by the Parties written below as of the day and year first above written.

YA GLOBAL INVESTMENTS, LP

By: Yorkville Advisors, LLC
Its: Investment Manager

By:________________________
Name:
Title:

NEOMEDIA TECHNOLOGIES, INC.

By:________________________
Name: Michael W. Zima
Title: Chief Financial Officer